Exhibit 4.2

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. PA-1	March 30, 2012

LABSTYLE INNOVATIONS CORP.

Common Stock Purchase Warrant

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THIS CERTIFIES THAT, for value received, Spencer Trask Ventures, Inc., or its registered assigns (the “Holder”), is entitled to subscribe for and purchase from LabStyle Innovations Corp., a Delaware corporation (the “Company”), at any time prior to the earlier of (i) March 30, 2019 or (ii) three years after Company’s Common Stock becomes publicly-traded (the “Warrant Exercise Term”), the Shares at the Exercise Price (each as defined in Section 1 below).

This Warrant is issued pursuant to that certain Placement Agency Agreement dated September 8, 2011 between the Company and Spencer Trask Ventures, Inc. and in connection with the Company’s private offering to accredited investors of its securities in accordance with, and subject to, the terms and conditions described in that certain Confidential Private Placement Memorandum, dated September 8, 2011, as the same may be amended and supplemented from time to time.

This Warrant is subject to the following terms and conditions:

1. Shares. The Holder has, subject to the terms set forth herein, the right to purchase, at any time during the Warrant Exercise Term, up to FOUR HUNDRED EIGHTY-TWO THOUSAND TWO HUNDRED (482,200) shares (the “Shares” or the “Warrant Shares”) of common stock, par value $0.0001 (“Common Stock”), at a per share exercise price of $1.00 (the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 3 hereof.

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2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Holder at any time during the Warrant Exercise Term, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer of immediately available funds or by check payable to the order of the Company, of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a) shall have been made.

(b) In addition to the provisions of Section 2(a) above, at any time, the Holder may, in its sole discretion, exercise all or any part of this Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (1) the Notice of Exercise and (2) the original Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant the full number of Warrant Shares set forth in Section 1 hereof and instead, without cash payment, shall receive a number of Warrant Shares calculated by using the following formula:

X = Y (A - B)

A

with: X = the number of Warrant Shares to be issued to the Holder

Y = the number of Warrant Shares with respect to which the Warrant is being exercised

A = the fair value per share of Common Stock on the date of exercise of this Warrant

B = the then-current Exercise Price of the Warrant

Solely for the purposes of this paragraph, “fair value” per share of Common Stock shall mean (A) the average of the closing sales prices, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, on the Nasdaq Market if quoted thereon, or, if not listed or quoted, the OTC Bulletin Board (or any tier of the OTC Markets) if quoted thereon, on the twenty (20) trading days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, or (B) if the Common Stock is not publicly traded as set forth above, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

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(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(a) or (b) hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder (i) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a) were delivered and made or the date of notice of cashless exercise in accordance with Section 2(b) hereof, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

(d) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

3. Adjustment of Exercise Price and Number of Shares.

(a) Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a reverse merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Holder for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors (the “Board of Directors”). The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

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(b) Adjustments for Split, Subdivision or Combination of Shares. If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

(d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the Company shall issue Additional Shares of Common Stock (as hereinafter defined) without consideration or for a consideration per share less than the then-applicable Exercise Price, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the then-applicable Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such issuance plus the quotient obtained by dividing (x) the aggregate consideration received by the Company for the total number of Additional Common Stock so issued by (y) the Exercise Price, and (ii) the denominator of which shall be the number of shares of the Common Stock issued and outstanding immediately prior to such issuance plus the number of Additional Shares of Common Stock so issued.

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For the purposes hereof “Additional Shares of Common Stock” shall mean all shares of Common Stock, or options, rights, warrants to subscribe for Common Stock, or securities convertible into or exchangeable for shares of Common Stock, actually issued by the Company on or after the date hereof, other than shares of Common Stock or securities convertible into shares of Common Stock issued at any time:

(i) upon exercise of the Warrants;

(ii) pursuant to the exercise of options, warrants or other common stock purchase rights issued (or to be issued) to employees, officers or directors of, or consultants or advisors to, or any strategic ally of or investor in, the Company pursuant to any stock purchase or stock option plan or other arrangement approved by the Board of Directors;

(iii) pursuant to the exercise of options, warrants or any evidence of indebtedness, shares of capital stock (other than Common Stock) or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) outstanding as of the date of the issuance of this Warrant;

(iv) in connection with the acquisition of all or part of another entity by stock acquisition, merger, consolidation or other reorganization, or by the purchase of all or part of the assets of such other entity (including securities issued to persons formerly employed by such other entity and subsequently hired by the Company and to any brokers or finders in connection therewith) where the Company or its stockholders own more than fifty percent (50%) of the voting power of the acquired, surviving, combined or successor company; or

(v) to financial institutions, strategic or institutional investors or bona fide commercial partners, or lessors in connection with credit arrangements, equipment financings or similar transactions approved by the Board of Directors.

Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3(d), the number of Shares issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(e) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

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4. Notices. All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the business day of delivery if send by facsimile transmission, in each case to the intended recipient as set forth below:

If to the Company to:

LabStyle Innovations Corp.

350 Fifth Avenue, 59th Floor

New York, New York 10018

Attention: Oren Fuerst

Facsimile: (646) 349-3180

With a copy (that shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

150 East 42nd Street, 11th Floor

New York, New York 10017

Attention: Lawrence A. Rosenbloom, Esq.

Facsimile: (646) 895-7204

If to the Holder to:

Spencer Trask Ventures, Inc.

750 Third Avenue, 11th Floor

New York, NY 10017

Attention: John Heidenreich

Facsimile: (212) 829-4405

Either party may give any notice, request, consent or other communication under this Warrant using any other means (including personal delivery, messenger service, facsimile transmission, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 4.

5. Legends. Each certificate evidencing the Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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6. Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 5 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Shares evidenced by such certificate will not violate the Act or any applicable state securities laws.

7. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Shares to be issued.

8. Rights of Stockholders. Except as expressly provided in Section 3(c) hereof, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

9. Transfers and Assignments. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “ Transferor Endorsement Form ") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

10. Permitted Designees. Notwithstanding anything contained herein, the Company shall, upon written instructions from the Holder to be delivered to the Company within ninety (90) calendar days following the date of the issuance of this Warrant, transfer all or a portion of this Warrant to officers, directors, employees and other associated persons of the Holder and other registered dealers, agents and finders (collectively, “Permitted Designees”). Such transfer shall be effective upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B, accompanied by an (i) investment letter in form and substance satisfactory to the Company and (ii) such other assurances reasonably required by the Company to ensure that such transfer does not violate applicable securities laws.

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9. Miscellaneous.

(a) This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

(b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c) The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

(d) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder and of the Shares issued or issuable upon the exercise hereof.

(e) This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f) The Company shall not, by amendment of the Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

(g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

(h) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

LABSTYLE INNOVATIONS CORP.

By:    /s/ Oren Fuerst

Name: Oren Fuerst

Title: Chief Executive Officer

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Exhibit A

NOTICE OF EXERCISE

TO: LabStyle Innovations Corp.

Attention: President

The undersigned hereby elects to purchase _______________ shares (the “Shares”) of Common Stock of LabStyle Innovations Corp. (the “Company”) pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such Shares in full.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned hereby represents and warrants the following:

(a) He/she/it (i) has such knowledge and experience in financial and business affairs that he/she/it is capable of evaluating the merits and risks involved in purchasing the Shares, (ii) is able to bear the economic risks involved in purchasing the Shares, and (iii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

(b) In making the decision to purchase the Shares, he/she/it has relied solely on independent investigations made by him/her/it and has had the opportunity to ask questions of, and receive answers from, the Company concerning the Shares, the financial condition, prospective business and operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense;

(c) His/her/its overall commitment to investments that are not readily marketable is not disproportionate to his/her/its net worth and income, and the purchase of the Shares will not cause such overall commitment to become disproportionate; he/she/it can afford to bear the loss of the purchase price of the Shares;

(d) He/she/it has no present need for liquidity in his/her/its investment in the Shares; and

(e) He/she/it acknowledges that the transaction contemplated in connection with the purchase of the Shares has not been reviewed or approved by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of any of the securities contemplated hereby.

________________

(Signature and Date)

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EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of LABSTYLE INNOVATIONS CORP. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of of LABSTYLE INNOVATIONS CORP. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

If the total of the Shares are not all of the Shares evidenced by the foregoing Warrant, the undersigned Transferor requests that a new Warrant evidencing the right to acquire the Shares not so transferred assigned be issued in the name of and delivered to the undersigned Transferor.

Dated: __________________, _______ Signed in the presence of: (Name) ACCEPTED AND AGREED: [TRANSFEREE] (Name)	(Signature must conform to name of holder as specified on the face of the Warrant) (Address) (Address)

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